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Exhibit 10.3

CO-MARKETING AGREEMENT

        AGREEMENT made this 25th day of, July, 2002 between Van Nuys Studio (the "Company"), with principal offices located at 14749 Oxnard St, Van Nuys, CA 91411 and 1st Step Inc with principal offices located at 14759 Oxnard St, Van Nuys, CA 91411 (the "Co-Marketer").

        WHEREAS the Company desires to retain the Co-Marketer as a non-exclusive agent for the purpose of marketing the Van Nuys Studio and services and the Co-Marketer desires to act in such capacity in accordance with the terms and conditions hereof;

        NOW, THEREFORE the parties agree as follows:

1.    Engagement.

        a.    The Company agrees to retain the Co-Marketer as a non-exclusive authorized representative of the Company for the limited purpose of marketing the Van Nuys Studio and services on the terms and conditions set forth herein. The Co-Marketer accepts such engagement and acknowledges and agrees that such engagement does not confer an exclusive right on the Co-Marketer to market the Van Nuys Studio and services in any particular geographic area, to any particular groups of customers or during any particular period of time, and that no franchise with respect to the Van Nuys Studio and services is granted to the Co-Marketer under this Agreement. The Company expressly reserves the rights to market the Van Nuys Studio and services directly and to engage others to market the Van Nuys Studio and services on terms and conditions similar hereto or on other terms and conditions.

        b.    The relationship of the parties under this Agreement shall be, and shall at all times remain, one of independent contractors and not that of employer and employee, franchiser and franchisee, partners or anything other than independent contractors. The Co-Marketer may identify itself as an authorized marketer of the Company only with respect to Van Nuys Studio and services and shall otherwise identify itself as an independent business. The Company's use of the Co-Marketer to market the Van Nuys Studio and services or to perform other services is not an implied endorsement of the Co-Marketer's independent business, and no such representation should be made. The Co-Marketer may not issue any press releases regarding its status as a Co-Marketer without the prior written consent of the Company.

        c.    This Agreement does not establish or constitute the Co-Marketer as the Company's representative or agent for any purpose other than the solicitation of orders for the Van Nuys Studio and services as described herein. The authority and obligations of the Co-Marketer are specifically limited to those set forth in this Agreement, and the Co-Marketer is not authorized to accept orders or make contracts in the Company's name, to transact any business in the name of the Company, or to assume or create any express or implied obligation or responsibility binding upon the Company in any matter whatsoever, unless the Company has granted its prior specific written consent thereto.

2.    Compensation.

        a.    Fee & Sales Commissions.    Subject to the provisions of this Section 4, The Co-Marketer will be paid, upon execution of this agreement, a one time non refundable engagement fee of $40,000 and is entitled to receive commissions equal to ten percent (10%) of the net sales price of Van Nuys Studio and services sold to Customers during the term of this Agreement that are referred to the Company by the Co-Marketer. A "Referred" customer must be a qualified referral or one that has showed genuine interest to the level of requiring a demonstration and/or a written proposal.

        b.    Payment of Sales Commissions and Cooperation Fees.    The sales commission and cooperation fees earned by the Co-Marketer with respect to lease of Van Nuys Studio and services will be payable, on a pro rata basis, upon receipt by the Company of the sales price or lease payments. Commission payments will be made in within thirty (30) days of the relevant payment date.

        c.    Purchase Discount.    The Company will offer the Co-Marketer the opportunity to engage Van Nuys Studio and services at a discount of 20% off the then current list price of the Van Nuys Studio and services.

3.    Term of Agreement.

        a.    Term.    This Agreement is effective on the date hereof and shall have a term of one year, 12 months. The Company, in its sole discretion, and with the agreement of Co-Marketer may renew this Agreement for additional one-year term(s).

        b.    Termination.    Either party may terminate this Agreement effective immediately by written notice delivered to the other party if it is discovered that the other party has: made any material false representation, report or claim relative hereto; violated the other party's copyright or trademark; engages in any deceptive trade practices under the laws of any jurisdiction; become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; become involved in any liquidation or termination of business; been adjudicated bankrupt; or been involved in an assignment for the benefit of its creditors. In addition, the Company may terminate this Agreement (i) immediately upon the discovery that the Co-Marketer has made false or misleading statements to potential Customers during the sales process, or (ii) on thirty (30) days' written notice to the Co-Marketer if there occurs any change of control of the Co-Marketer. Finally, either party may terminate this Agreement for any other reason, or for no reason at all, with ninety (90) days written notice properly delivered as noted herein.

        c.    Effect of Expiration or Termination.    While no commissions may be earned after the expiration or termination of this Agreement, any commissions earned on sales or leases prior to the end of the term shall be paid in accordance with this Agreement. The parties shall be released from all other obligations upon expiration or termination of this Agreement, except for those obligations that shall survive termination as specifically set forth herein. Upon termination or non-renewal of this Agreement, the Co-Marketer shall immediately: (i) cease representing itself, in any manner, as an agent of the Company and discontinue any use of the Company's Marks (as hereinafter defined); (ii) remove and return to the Company, or destroy at the Company's request, any and all promotional material supplied by the Company; and (iii) return and cease all use of the Van Nuys Studio and services and the Company Information (defined below). Neither party shall be liable to the other, either for compensation or for damages of any kind or character whatsoever arising from the termination or non-renewal of this Agreement, whether on account of the loss by the Company or the Co-Marketer of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith, or in connection with the establishment, development or maintenance of the Co-Marketer's business, or on account of any other cause or thing whatsoever, except that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to activities prior to such termination.

4.    Indemnity, Limitations on Liability and Insurance.

        a.    The Company shall indemnify, defend and hold the Co-Marketer harmless from and against all losses, claims, damages, judgments, liabilities, costs and expenses (including reasonable attorneys' fees) arising from or relating to claims by Customers under warranties, express or implied, on Van Nuys Studio and Services sold or leased to Customers and from or relating to Company's acts or omissions.

        b.    Neither party shall be liable to the other party for any incidental, consequential, or any other indirect loss or damage, including lost profits or lost revenues, arising out of this Agreement or any obligation resulting therefrom, whether in an action for or arising out of any cause whatsoever, regardless of the form of action, whether in contract, tort including negligence, strict liability or otherwise. The Company shall have no liability to the Co-Marketer for any damages, loss, cost or expense resulting from the Company's inability or failure to provide Van Nuys Studio and Services to any Customer or for any delays in the provision thereof.

        c.    Neither party shall be liable to the other for any failure or delay caused by events beyond its control, including, without limitation, fire, power, communications, equipment or software failures, labor disputes or shortages, accidents, civil disturbances, statutory or regulatory requirements imposed after the date hereof, or acts of God.

9.    Miscellaneous.

        a.    All notices shall be in writing and shall be delivered by registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:	Van Nuys Studio 14749 Oxnard St. Van Nuys, CA 91411
If to the Co-Marketer:	1st Step Inc 14759 Oxnard St. Van Nuys, CA 91411

Notices shall be deemed given and received three (3) days after deposit in the mail.

        b.    This Agreement: (i) is the exclusive and entire statement of the agreement and understanding of the parties with respect to the subject matter hereof and supercedes all prior written or oral agreements between the parties with respect thereto; (ii) may not be amended except in writing executed by both of the parties hereto; and (iii) shall be interpreted and enforced in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

Van Nuys Studio
/ALIA KHAN
By	/s/ ALIA KHAN, CEO
1st Step Inc
By
Name:	/s/ ALIA KHAN, CEO
Title:

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  Exhibit 10.3
CO-MARKETING AGREEMENT